Exhibit 35.5

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,
a Florida limited liability company

By: /s/ Job Warshaw
Job Warshaw
President

Dated: February 23, 2016

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

CGCMT 2012-GC8

Citigroup Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2012-GC8

Ref: Gansevoort Park Avenue, Miami Center and 222 Broadway portions contributed into GSMS 2012-GCJ9

Deutsche Mortgage & Asset Receiving Corporation

c/o Caldwalader, Wickerman & Taft LLP

200 Liberty Street

Anna H. Glick

GS Mortgage Securities Corporation II

200 West Street

New York, NY 10282

Leah Nivision

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York NY 10013

Paul Vanderslice

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 19th Floor

New York NY 10013

Richard Simpson

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York NY 10013

Ryan M. O’Connor